UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2016

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Xcel Energy Inc. (the Company) held its 2016 annual meeting of shareholders on May 18, 2016. At the meeting shareholders:

•	elected all 11 directors nominated by the Board of Directors;

•	approved, on an advisory basis, the Company’s executive compensation as set forth in the 2016 proxy statement;

•	ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016; and

•	did not approve a shareholder proposal presented at the meeting on the separation of the roles of Chairman and Chief Executive Officer.

Set forth below are the final voting results for each of the proposals.

Proposal 1 — Election of Directors

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Vote
Gail K. Boudreaux	366,790,371	5,402,532	1,193,954	65,742,992
Richard K. Davis	356,066,346	15,465,519	1,854,991	65,742,992
Ben Fowke	355,556,796	14,550,989	3,279,071	65,742,992
Richard T. O’Brien	368,796,752	3,499,231	1,090,873	65,742,992
Christopher J. Policinski	365,820,743	6,335,336	1,230,777	65,742,992
James T. Prokopanko	368,504,430	3,699,081	1,183,345	65,742,992
A. Patricia Sampson	363,553,157	7,711,730	2,121,969	65,742,992
James J. Sheppard	368,520,352	3,688,088	1,178,416	65,742,992
David A. Westerlund	368,602,799	3,569,062	1,214,995	65,742,992
Kim Williams	368,681,944	3,531,017	1,173,895	65,742,992
Timothy V. Wolf	368,598,311	3,557,412	1,231,134	65,742,992

Proposal 2 — Advisory vote on executive compensation.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
346,246,910	23,763,839	3,376,107	65,742,992

Proposal 3 — Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2016.

Votes For	Votes Against	Votes Abstained
431,700,703	5,629,165	1,799,979

Proposal 4 — Shareholder proposal on the separation of the role of the Chairman and Chief Executive Officer.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
63,858,976	306,191,103	3,336,777	65,742,992

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 20, 2016	Xcel Energy Inc. (a Minnesota corporation)

/s/ Judy M. Poferl
Judy M. Poferl
Senior Vice President, Corporate Secretary and Executive Services